(e)(1)

UNDERWRITING AGREEMENT

VOYA EQUITY TRUST

THIS AGREEMENT, effective as of November 18, 2014, between Voya Equity Trust, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust set forth on Schedule A hereto (each a “Fund,” collectively, the “Funds”), as such schedule may be amended from time to time to add additional series, and Voya Investments Distributor, LLC, a Delaware limited liability company (the “Underwriter”).

1.                                      The Funds hereby appoint the Underwriter as their exclusive agent to promote the sale and to arrange for the sale of shares of beneficial interest of each class of each Fund, including both unissued shares and treasury shares, through broker-dealers or otherwise, in all parts of the United States and elsewhere throughout the world.  The Funds agree to sell and deliver their shares of each class, upon the terms hereinafter set forth, as long as they have unissued and/or treasury shares available for sale.

(a)                                 The Funds hereby authorize the Underwriter, subject to applicable law and the Trust’s Declaration of Trust (the “Declaration”), to accept, for the respective account of the Funds, orders for the purchase of their shares, satisfactory to the Underwriter, as of the time of receipt of such orders by the dealer or as otherwise described in the current Prospectuses of the Funds.

(b)                                 The public offering price of the shares of the Funds shall be the net asset value per share (as determined by the Funds) of the outstanding shares of the Funds.  The net asset value shall be determined, and the public offering price based thereon shall become effective, as set forth from time to time in each Fund’s current Prospectus; such net asset value may also be determined, and the public offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the Financial Industry Regulatory Authority (“FINRA”) or of the Securities and Exchange Commission (“SEC”).  The Funds shall furnish daily to the Underwriter, with all possible promptness, a detailed computation of net asset value of their Class A shares.

(c)                                  Class A Shares

(i)                                   The public offering price of Class A shares shall be equal to the net asset value, as described above, plus a commission to be fixed from time to time by the Underwriter not to exceed 6% of the public offering price, except that such price per share may be adjusted to the nearest cent.  The Underwriter may fix quantity discounts and other similar terms not inconsistent with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”).  The Underwriter shall not impose any commission, permit any quantity discounts or impose any other similar terms in connection with the sale of Class A shares of the Funds except as disclosed in the Funds’ current Prospectuses.

(ii)                                The Underwriter shall be entitled to deduct a commission on all Class A shares sold equal to the difference between the public offering price and the net asset value on which such price is based.  If any such commission is received by a Fund, it will pay the commission to the Underwriter.  Out of such commission, the Underwriter may allow to dealers such concessions as the Underwriter may determine from time to time.  Notwithstanding anything in the Agreement, sales may be made at net asset value as provided in the Funds’ current Prospectuses.

(d)                                 Class B Shares

(i)                                   In consideration of the Underwriter’s services as principal underwriter of each Fund’s Class B shares pursuant to this Agreement and in accordance with the provisions of the Trust’s Seventh Amended and Restated Distribution and Service Plan (the “Plan”) in respect of such shares, each Fund agrees:  (I) to pay to the Underwriter or, at the Underwriter’s direction, to a third party, monthly in arrears on or prior to the 5th business day of the following calendar month (A) a service fee (the “Service Fee”) equal to 0.25 of 1% per annum of the average daily net asset value of the Class B shares of such Fund outstanding from time to time, and (B) the Underwriter’s “Allocable Portion” (as hereinafter defined) of a fee (the “Distribution Fee”) equal to 0.75 of 1% per annum of the average daily net asset value of the Class B shares of such Fund outstanding from time to time, and (II) to withhold from redemption proceeds in respect of Class B shares of such Fund the Underwriter’s Allocable Portion of the Contingent Deferred Sales Charges (“CDSCs”) payable in respect of such redemption as provided in the current Prospectus of such Fund and to pay the same over to the Underwriter or, at the Underwriter’s direction, to a third party, at the time the redemption proceeds in respect of such redemption are payable to the holder of the Class B shares redeemed.

(ii)                                The Underwriter will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B shares of the Funds upon the settlement date of each sale of a “Commission Share” (as defined in the Allocation Schedule attached hereto as Schedule B) of the Funds taken into account in determining the Underwriter’s Allocable Portion of such Distribution Fees.

(iii)                             Notwithstanding anything to the contrary set forth in this Agreement or (to the extent waiver thereof is permitted thereby) applicable law, each Fund’s obligation to pay the Underwriter’s Allocable Portion of the Distribution Fees payable in respect to the Class B shares of the Funds shall not be terminated or modified for any reason (including a termination of this Agreement) except: (a) to the extent required by a change in the 1940 Act, the rules thereunder or the Conduct Rules of FINRA, in each case enacted or promulgated after April 30, 2001, (b) on a basis which does not alter the Underwriter’s Allocable Portion of the Distribution Fees computed with reference to Commission Shares the Date of Original Issuance (as defined in the Allocation Schedule) of which occurs on or prior to the adoption of such termination or modification and with respect to Free Shares (as defined in the Allocation Schedule) which would be attributed to such Underwriter under the Allocation Schedule with reference, or (c) in connection with a “Complete Termination” (as hereinafter defined) of the Plan.

(iv)                            The Funds will not take any action to waive or change any CDSC in respect of the Class B shares, except as provided in each Fund’s current Prospectus or statement of additional information forming a part of that Fund’s initial Registration Statement on the date such Fund’s initial Registration Statement was declared effective by the SEC, without the consent of the Underwriter and the permitted assigns of all or any portion of its rights to its Allocable Portion of the CDSCs.

(v)                               Notwithstanding anything to the contrary in this Agreement, neither the termination of the Underwriter’s role as principal distributor of the Class B shares of a Fund, nor the termination of this Agreement with respect to a Fund, nor the termination of the Plan with respect to a Fund will terminate the Underwriter’s right to its Allocable Portion of the CDSCs in respect of the Class B shares of each Fund.

(vi)                            Notwithstanding anything to the contrary in this Agreement, the Underwriter may assign, sell or pledge (collectively, “Transfer”) its rights to the Service Fees and its Allocable Portion of the Distribution Fees and CDSCs (but not its obligations to the Funds under this Agreement) to raise funds to make the expenditures related to the distribution of Class B shares of a Fund and in connection therewith, upon receipt of notice of such Transfer, a Fund shall pay, or cause to be paid, to the assignee, purchaser or pledgee (collectively with their subsequent transferees, “Transferees”) such portion of the Underwriter’s Service Fees, Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B shares of a Fund so Transferred.  Except as provided in (iii) above and notwithstanding anything to the contrary set forth elsewhere in this Agreement, to the extent the Underwriter has Transferred its rights thereto to raise funds as aforesaid, a Fund’s obligation to pay the Underwriter’s Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B shares of a Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Underwriter (it being understood that such provision is not a waiver of the Funds’ right to pursue the Underwriter and enforce claims against the assets of the Underwriter other than the Underwriter’s right to the Distribution Fees and CDSCs in respect of the Class B shares of each Fund, which have been so transferred in connection with such Transfer).  The Funds agree that each such Transferee is a third party beneficiary of the provisions of this clause (vi) but only insofar as those provisions relate to Distribution Fees and CDSCs transferred to such Transferee.

(vii)                         For purposes of the Agreement, the term “Allocable Portion” of Distribution Fees and CDSCs payable in respect of the Class B shares of a Fund shall mean the portion of such Distribution Fees and CDSCs allocated to the Underwriter.

(viii)                      For purposes of this Agreement, the term “Complete Termination” of the Plan in respect of a Fund means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B shares of the Funds, and the termination of the Plan and the complete cessation of the payment of distribution fees pursuant to any other distribution Plan pursuant to Rule 12b-1 under the 1940 Act in respect of the Class B shares of the Funds and any successor fund or the Funds acquiring a substantial portion of the assets of the Funds and for every future class of shares which has substantially similar characteristics to the Class B shares of the Funds taking into account the manner of payment and amount of sales charge, CDSC or other similar charges borne directly or indirectly by the holders of such shares; provided that (a) the Trustees of the Trust, including the Independent Trustees of the Trust, shall have determined that such termination is in the best interest of the Funds and the shareholders of the Funds, and (b) such termination does not alter the CDSC as in effect at the time of such termination applicable to Commission Shares of the Funds, the Date of Original Issuance (as defined in the Allocation Schedule) of which occurs on or prior to such termination.

(ix)                            The Underwriter may reallow any or all of the Distribution and Service Fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(x)                               The Underwriter may fix quantity discounts and other similar variances or waivers of the CDSCs not inconsistent with the provisions of the 1940 Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class B shares except as disclosed in each Fund’s current Prospectus.

(e)                                  Class C Shares

(i)                                   As compensation for providing services under this Agreement, (A) the Underwriter shall receive from each Fund distribution and service fees under the terms and conditions set forth in the Plan for the Funds adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose, and (B) the Underwriter shall receive from each Fund all CDSCs applied on redemption of Class C shares of the Funds.  Whether and to what extent a CDSC will be imposed with respect to a redemption shall be determined in accordance with, and in a manner set forth in, each Fund’s current Prospectus.

(ii)                                The Underwriter may reallow any or all of the distribution and service fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(iii)                             The Underwriter may fix quantity discounts and other similar variances or waivers of the CDSCs not inconsistent with the provisions of the 1940 Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class C shares except as disclosed in each Fund’s current Prospectus.

(f)                                   Class O Shares

(i)                                   As compensation for providing services under this Agreement, the Underwriter shall receive from each Fund service fees under the terms and conditions set forth in the Plan for the Funds adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose.

(ii)                                The Underwriter may reallow any or all of the service fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(g)                                  Class Q Shares

(i)                                   As compensation for providing services under this Agreement, the Underwriter shall receive from each Fund service fees under the terms and conditions set forth in the Plan for the Funds adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose.

(ii)                                The Underwriter may reallow any or all of the service fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(h)                                 Class R Shares

(i)                                   As compensation for providing services under this Agreement, the Underwriter shall receive from each Fund distribution and service fees under the terms and conditions set forth in the Plan for the Funds adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose.

(ii)                                The Underwriter may reallow any or all of the distribution and service fees which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(i)                                     Class T Shares

(i)                                   The public offering price of Class T shares shall be based on the net asset value per share (as determined by the Fund) of the outstanding Class T shares of the Fund. The net asset value of Class T shares shall be regularly determined on every business day as of the time of the regular closing of the New York Stock Exchange (“NYSE”) and the offering price based upon such net asset value shall become effective as set forth from time to time in the Fund’s current Prospectus; such net asset value shall also be regularly determined, and the offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of FINRA, or of the SEC. The Fund shall furnish daily to the Underwriter, with all possible promptness, a detailed computation of net asset value of its Class T shares.

(ii)                                As compensation for providing services under this Agreement, (A) the Underwriter shall receive from the Fund distribution and service fees under the terms and conditions set forth in the Plan for the Fund adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose, and (B) the Underwriter shall receive from the Fund all CDSC’s applied on redemption of Class T share of the Fund. Whether and to what extent a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in a manner set forth in, the Fund’s current Prospectus.

(iii)                             The Underwriter may reallow any or all of the distribution and services fees and contingent deferred sales charges which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(iv)                            The Underwriter may fix quantity discounts and other similar variances or waivers of the contingent deferred sales charge not inconsistent with the provisions of the 1940 Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class T shares except as disclosed in the current Prospectus of the Fund.

2.                                      The Underwriter agrees to devote reasonable time and effort to enlist investment dealers to sell shares of each class of each Fund and otherwise promote the sale and distribution and act as Underwriter for the sale and distribution of the shares of each class of each Fund as such arrangements may profitably be made; but so long as its does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other funds and to engage in other activities.  The Funds reserve the right to issue shares of each class in connection with any merger or consolidation of the Funds with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(d) of the 1940 Act.

3.                                      To the extent the Funds shall offer (as set forth in each Fund’s current Prospectus) to provide physical certificates evidencing ownership of a class of shares, upon receipt by a Fund at its principal place of business of a written order from the Underwriter, together with delivery instructions, a Fund shall, as promptly as practicable, cause certificates for the class of shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Underwriter, against payment therefor in such manner as may be acceptable to such Fund.

4.                                      All sales literature and advertisements used by the Underwriter in connection with sales of the shares of the Funds shall be subject to the approval of the Funds to which such literature relates.  The Funds authorize the Underwriter in connection with the sale or arranging for the sale of its shares to give only such information and to make only such statements or representations as are contained in the Prospectus or in sales literature or advertisements approved by the Funds or in such financial statements and reports as are furnished to the Underwriter pursuant to paragraph 6 below.  The Funds shall not be responsible in any way for any information, statements or representations given or made by the Underwriter or its representatives or agents other than such information, statements and representations.

5.                                      The Underwriter, as agent of the Funds, is authorized, subject to the direction of the Funds, to accept shares of each class for redemption at prices not in excess of their net asset value, determined as prescribed in the current Prospectus of each Fund.  The Funds shall reimburse the Underwriter monthly for its out-of-pocket expenses reasonably incurred on behalf of the Funds in carrying out the foregoing authorization, but the Underwriter shall not be entitled to any commissions or other compensation in respect to such redemptions. The Underwriter shall report all redemptions promptly to the Funds.

6.                                      The Trust, on behalf of the Funds, shall keep the Underwriter fully informed with regard to its affairs, shall furnish the Underwriter with a certified copy of all financial statements, and a signed copy of the report, prepared by independent public accountants and with such reasonable number of printed copies of the annual and other periodic reports of the Funds as the Underwriter may request, and shall cooperate fully in the efforts of the Underwriter to sell and arrange for the sale of each class of shares of the Funds and in the performance by the Underwriter of all its duties under this Agreement.

7.                                      The Funds will pay or cause to be paid expenses (including counsel fees and disbursements) of any registration of each class of shares of beneficial interest under, but not limited to, Federal, state or other regulatory authority, fees of filing periodic reports with regulatory bodies and of preparing, setting in type and printing the Prospectus and any amendments thereto prepared for use in connection with the offering of shares of each class of the Funds, for fees and expenses incident to the issuance of shares of beneficial interest of each class, such as the cost of stock certificates (if offered), issuance taxes, fees of the transfer agent, including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to shareholders’ accounts, dividend disbursing agent’s costs, including the cost for preparing and mailing notices confirming shares acquired by shareholders pursuant to the reinvestment of dividends and distributions, and the mailing to shareholders of prospectuses, and notices and reports as may be required from time to time by regulatory bodies or for such other purposes, except for purposes of sales by the Underwriter as outlined in paragraph 8 hereof.

8.                                      The Underwriter shall pay all of its own costs and expenses (other than expenses and costs heretofore deemed payable by the Funds and other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder including (a) expenses of printing copies of the Prospectus to be used in connection with the sale of shares of each class of the Funds at printer’s overrun costs; (b) expenses of printing and distributing or disseminating any other literature, advertising or selling aids in connection with the offering of shares of each class for sale (however, the expenses referred to in (a) and (b) do not include expenses incurred in connection with the preparation, printing and distribution of the Prospectuses or any report or other communication to shareholders, to the extent that such expenses are necessarily incurred to effect compliance by the Funds with any Federal or State law or other regulatory bodies); and (c) expenses of advertising in connection with such offering; provided, however, that the Underwriter shall not be required to pay for any such expenses to the extent that they are paid pursuant to each Fund’s distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

9.                                      The Funds agree to register, from time to time as necessary, additional shares of beneficial interest of each class with the SEC, State and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus or that there may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As used in this Agreement, the term “Registration Statement” shall mean the Registration Statement most recently filed by the Trust with the SEC and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended from time to time, and the term “Prospectus” shall mean the most recent form of prospectus authorized by the Trust with respect to each Fund for use by the Underwriter and by dealers.

10.                               This Agreement may be terminated at any time on not more than 60 days’ written notice, without payment of a penalty, by the Underwriter, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund or by vote of a majority of the Trustees, who are not “interested persons” of each Fund and who have no direct or indirect financial interest in the operation of the Plan or agreements.

11.                               This Agreement shall terminate automatically in the event of its assignment.  The term “assignment” for this purpose shall have the meaning defined in Section 2(a)(4) of the 1940 Act.  With regard to Class T Shares, this Agreement shall also terminate automatically when Class T shares no longer exist.

12.                               This Agreement shall become effective on November 18, 2014 or on such later date approved by the Trust’s Board of Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) thereof.  Unless terminated as provided herein, the Agreement shall continue in full force and effect for two years from the effective date of this Agreement with respect to the Funds listed on Schedule A.  Thereafter, unless earlier terminated with respect to a Fund, this Agreement shall continue in effect from year to year for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement.  With respect to any Fund that was added to Schedule A hereto after the date of this Agreement, the Agreement shall become effective on the later of:  (i) the date Schedule A is amended to reflect the addition of such Fund under the Agreement; or (ii) the date upon which the shares of the Fund are first sold to the public, subject to the condition that the Fund’s Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Distributor shall have approved this Agreement, with respect to such Fund.

13.                               The Declaration, establishing the Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or each Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with affairs of the Trust, but the Trust property only shall be liable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized and to become effective as of the day and year set forth above.

VOYA EQUITY TRUST

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

VOYA INVESTMENTS DISTRIBUTOR, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

VOYA EQUITY TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

Voya Large Cap Value Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya SmallCap Opportunities Fund

SCHEDULE B

with respect to the

UNDERWRITING AGREEMENT

between

VOYA EQUITY TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

ALLOCATION SCHEDULE

Defined terms used in this Schedule and not otherwise defined herein shall have the meaning assigned to them in the Underwriting Agreement of the Trust, on behalf of each Fund, and the Underwriter made as of November 18, 2014, to which this Schedule B is attached (the “Underwriting Agreement”).  As used herein the following terms shall have the meanings indicated:

CDSCs or Asset Based Sales Charges related to Class B Shares (“Shares”) of a Fund shall be allocated by a Fund among the Underwriter and any successor principal distributor of Shares of such Fund (the “Successor Underwriter”) in accordance with this Schedule B.

“Commission Share” means, in respect of a Fund, each Share of such Fund, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of such Share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

“Date of Original Issuance” means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

“Free Share” means, in respect of a Fund, each Share of such Fund, other than a Commission Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

“Inception Date” means in respect of a Fund, the first date on which such Fund issued Shares.

“Net Asset Value” means, (i) with respect to a Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

PART I:                                                   ATTRIBUTION OF SHARES

Shares of each Fund, which are outstanding from time to time, shall be attributed to the Underwriter and each Successor Underwriter in accordance with the following rules;

(1)                                 Commission Shares:

(a)                                 Commission Shares attributed to the Underwriter shall be Commission Shares the Date of Original issuance of which occurred on or after the Inception Date of such Fund and on or prior to the last date on which the Underwriter acted as principal underwriter of Shares of such Fund.

(b)                                 Commission Shares attributable to any Successor Underwriter shall be Commission Shares, the Date of Original Issuance of which occurs after the last date on which the immediately preceding principal underwriter of Shares of such Fund acted as principal underwriter of Shares of such Fund and prior to the last date on which the Successor Underwriter in question acted as principal underwriter of Shares of such Fund.

(c)                                  A Commission Share of a particular Fund (the “Issuing Fund”) issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the “Redeeming Fund”) in connection with a Permitted Free Exchange, is deemed to have a Date of Original issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the Underwriter or any Successor Underwriter based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

(d)                                 A Commission Share redeemed (other than in connection with a Permitted Free Exchange) or converted to a class A share is attributable to the Underwriter or any Successor Underwriter based upon the Date of Original Issuance in accordance with rule (a), (b) and (c) above.

(2)                                 Free Shares:

Free shares of a Fund outstanding on any date shall be attributed to the Underwriter or any Successor Underwriter, as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date; provided that if the Transfer Agent is able to produce monthly reports which track the Date of original Issuance for the Commission Shares related to such Free Shares, then the Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II:                                              ALLOCATION OF CDSCs (“CDSCs”)

CDSCs Related to the Redemption of Commission Shares:

CDSCs in respect of the redemption of Commission Shares shall be allocated to the Underwriter or any Successor Underwriter depending upon whether the related redeemed Commission Share is attributable to such Underwriter or Successor Underwriter, as the case may be, in accordance with Part I above.

PART III:                                         ALLOCATION OF ASSET BASED SALES CHARGES

Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part IV hereof does not become operative:

(1)                                 The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Funds during any calendar month allocable to the Underwriter or any Successor Underwriter is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:

(A  +  C) /2

(B  +  D) /2

where:

A =                             The aggregate Net Asset Value of all Shares of all Funds attributed to such Underwriter or Successor Underwriter, as the case may be, and outstanding at the beginning of such calendar month

B =                             The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month

C =                             The aggregate Net Asset Value of all Shares of all Funds attributed to such Underwriter or Successor Underwriter, as the case may be, and outstanding at the end of such calendar month

D =                             The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month

(2)                                 If the Program Administrator reasonably determines that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the Underwriter and any Successor Underwriter in a manner consistent with the methodology detailed in Part I and Part III (l) above, the portion of the Asset Based Sales Charges accrued in respect of all such Shares of all Funds during a particular calendar month will be allocated to such Underwriter or Successor Underwriter by multiplying the total of such Asset Based Sales Charges by the following fraction:

(A) / (B)

where:

A =                             Average Net Asset Value of all such Shares of all Funds for such calendar month attributed to such Underwriter or Successor Underwriter, as the case may be

B =                             Total average Net Asset Value of all such Shares of all Funds for such calendar month

PART IV:                                          ADJUSTMENT OF THE UNDERWRITER’S OR SUCCESSOR UNDERWRITER’S SHARE OF ASSET BASED SALES CHARGES AND CDSCS

The Parties to the Underwriting Agreement recognize that, if the terms of the Underwriting Agreement, any Distribution Plan, any Prospectus, the Conduct Rules or any other Applicable Law change, which change disproportionately reduces, in a manner inconsistent with the intent of the Underwriting Agreement and this Schedule B, the amount of the Underwriter’s or the Successor Underwriter’s share of Asset Based Sales Charges and CDSCs that would have been payable had no such change occurred, this Allocation Schedule should be adjusted by agreement among the Funds, the Underwriter and each Successor Underwriter to conform with such intent taking into account such change; provided, however, if the Funds, the Underwriter and the Successor Underwriters cannot agree within thirty (30) days after the date of any such change in Applicable Laws or in any Underwriting Agreement, Distribution Plan, Prospectus or the Conduct Rules, the Parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on the Parties hereto.